EXHIBIT 99.1

                             LIBERTY HOLDING COMPANY
                              201 N. Palafox Street
                            Pensacola, Florida 32501

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                          COMPANY'S BOARD OF DIRECTORS

The undersigned shareholder(s) of Liberty Holding Company (the "Company") hereby revoke(s) any proxy heretofore given and appoint(s) Martha Wilder and Conald D. Mansfield, and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Company owned of record by the undersigned at the close of business on August 1, 1996, at the Special Meeting of Shareholders of the Company called for and to be held at the main office of Liberty Bank, 201 N. Palafox Street, Pensacola, Florida
   32501, on Tuesday, September 17, 1996 at 2:00 p.m., local time, and at any adjournment thereof, as follows:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) the Company would merge into Whitney Holding Corporation ("Whitney"),(b)Liberty Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney, and
                  (c) each outstanding share of common stock of the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement-Prospectus.

                  [   ] FOR       [   ] AGAINST         [   ] ABSTAIN

         2. In their discretion, to vote upon such other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.


                                    DATED:_____________________________, 1996


                                    --------------------------------------------
                                           (Signature of Shareholder)

                                    --------------------------------------------
                                           (Signature of Joint Shareholder)



When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.

                                  LIBERTY BANK
                              201 N. Palafox Street
                            Pensacola, Florida 32501

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                            BANK'S BOARD OF DIRECTORS

The undersigned shareholder(s) of Liberty Bank (the "Bank") hereby revoke(s) any proxy heretofore given and appoint(s) William A. Hunt and Ronald L. Bruce, and any one of them, as proxies, each with the full power of substitution and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of the Bank owned of record by the undersigned at the close of business on August 1, 1996, at the Special Meeting of Shareholders of the Bank called for and to be held at the Bank's main office,
   201 N. Palafox Street, Pensacola, Florida 32501, on Tuesday,
   September 17, 1996 at 2:00 p.m., local time, and at any adjournment thereof, as follows:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated April 23, 1996, as amended, and a related merger agreement (collectively, the "Plan of Merger") pursuant to which, among other things: (a) Liberty Holding Company (the Bank's parent corporation) (the "Company") would merge into Whitney Holding Corporation ("Whitney"), (b) Liberty Bank would merge into Whitney National Bank of Florida, a newly formed, wholly-owned bank subsidiary of Whitney, and (c) each outstanding share of common stock of Liberty Bank not owned by the Company would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger, all as more fully described in the accompanying Proxy Statement-Prospectus.

                  [   ] FOR         [   ] AGAINST           [   ] ABSTAIN

         2. In their discretion, to vote upon such other matters that may properly be brought before the meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED SHAREHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED IN FAVOR OF THE PLAN OF MERGER.


                                          DATED:_________________________, 1996


                                          -------------------------------------
                                               (Signature of Shareholder)


                                          -------------------------------------
                                               (Signature of Joint Shareholder)

When signing as attorney, executor, administrator, tutor, trustee, curator, guardian or other fiduciary, please give full title and attach a certified copy of authority.

Please sign, date and return your proxy promptly in the enclosed postage paid envelope.

                            LIBERTY HOLDING COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN

     As a participant in the Liberty Holding Company Employee Stock Ownership Plan (the "ESOP"), you are entitled to vote shares of Liberty Holding Company common stock, $1.00 par value, allocated to you under the Plan in connection with the proposed merger of Liberty Holding Company into Whitney Holding Corporation. The enclosed Proxy Statement-Prospectus describes the terms and conditions of the proposed merger.

     To vote, simply complete the voting instructions (below) and return them to Saltmarsh, Cleaveland & Gund, the ESOP's accountants, at the address below. Your instructions will be held in confidence. If your instructions are not received on or before September 15, 1996, shares of common stock allocated to you will not be voted.

                   ------------------------------------------
                              VOTING INSTRUCTIONS

                THESE INSTRUCTIONS ARE SOLICITED BY THE TRUSTEE
          OF THE LIBERTY HOLDING COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

    The undersigned, a participant in the Liberty Holding Company Employee Stock Ownership Plan, hereby instructs the trustee to vote at a special meeting of the shareholders of Liberty Holding Company to be held on September 17, 1996, and at any and all adjournments thereof, as follows:

                     FOR (___) AGAINST (___) ABSTAIN (___)

   the merger of Liberty Holding Company into Whitney Holding Corporation.

   THESE INSTRUCTIONS WILL BE VOTED AS SPECIFIED. IF INSTRUCTIONS ARE NOT RECEIVED ON OR BEFORE SEPTEMBER 15, 1996, SHARES SUBJECT TO THESE INSTRUCTIONS WILL NOT BE VOTED.

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   Please print name                               Signature

                                                  -------------------------
                                                  Date

                    PLEASE MARK, SIGN, DATE AND RETURN THESE
              INSTRUCTIONS PROMPTLY, USING THE ENCLOSED ENVELOPE TO:

                          SALTMARSH, CLEAVELAND & GUND
                            Attn: William D. Massey
                               P. O. Drawer 13207
                            Pensacola, FL 32591-3207